Exhibit 14(a)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration No. 33-34233, Registration No. 33-46861, Registration No. 33-87614, Registration No. 33-97622, Registration No. 33-97624 and Registration No. 33-39364) of Scailex Corporation Ltd. of our report dated June 17, 2007, relating to the financial statements of Scailex Corporation Ltd., which appears in this From 20-F.

Tel-Aviv, Israel June 17, 2007	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited